Exhibit 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We hereby certify to the incorporation by reference in this Form S-8 of Mason-Dixon Bancshares, Inc. (the "Company") of our report dated January 17, 1998, which appears on page 46 of the 1997 Annual Report to Stockholders of the Company.


                                            STEGMAN & COMPANY

                                            /s/ Stegman & Company

BALTIMORE, MARYLAND
April 22, 1998